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Exhibit 99.1 - Certification of Officers Pursuant to 18 U.S.C. Section
               1350, as Adopted Pursuant to section 906 of the Sarbanes-Oxley Act of 2002


                                  Certification

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of Saga Communications, Inc. ("Saga"), that, to his or her knowledge, the Annual Report for the Saga Communications, Inc. 401(k) Savings Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to Saga and will be retained by Saga and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 20, 2003                         /S/ Edward K. Christian
                                             ----------------------------------
                                             Edward K. Christian
                                             Chief Executive Officer

Dated: June 20, 2003                         /S/ Samuel D. Bush
                                             ----------------------------------
                                             Samuel D. Bush
                                             Chief Financial Officer

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